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EXHIBIT NO. 10





BALTIMORE GAS AND ELECTRIC COMPANY

EXECUTIVE BENEFITS PLAN









effective July 1, 1995

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TABLE OF CONTENTS

						                                      				Page No.

1.	Objective					                              				1

2.	Definitions	                             							1

3.	Plan Administration                      							3

4.	Eligibility                             								3

5.	Supplemental Pension Benefit               					4
	(a)	Retirement benefits					                     	4
		(i)	Eligibility for retirement benefits         	4
		(ii)	Computation of retirement benefits	        	4
		(iii)Form of payout of retirement benefits      	5
		(iv)	Amount, timing, and source of monthly
			retirement benefit payout		                    	5
		(v)	Amount, timing, and source of lump sum
			retirement benefit payout		                    	6
		(vi)	Death of participant entitled to lump
			sum payout					                                	6
		(vii)Health and dental benefits		               	7
	(b)	Accrued Benefit					                         	7
		(i)	Computation of gross accrued benefit        	7
		(ii)	Computation of net accrued benefit	        	7
	(c)	Entitlement to benefit upon happening of
		certain events						                            	8
		(i)	Satisfaction of requirements		              	8
		(ii)	Other events					                          	8
			(1)	Change in control			                       	8
			(2)	Plan amendment				                         	9
			(3)	Involuntary Demotion, Termination
				From Employment With BGE, or
				eligibility withdrawal without
				Cause						                                   10
		(iii)Form of Benefit payout			                 	10
		(iv)	Amount, timing and source of benefit
			payout						                                  	10
		(v)	Death of participant entitled to lump
			sum payout					                               	11

6.	Supplemental Long-Term Disability Benefit	    	12
	(i)	Eligibility for disability benefits	        	12
	(ii)	Computation of disability benefits			       12
	(iii)Form of payment of disability benefits		    12
	(iv)	Amount, timing, and source of monthly
		disability benefit payout                   				13
	(v)	Bonus							                                	13

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7.	Supplemental Survivor Annuity Benefit	       		13
	(i)	Eligibility for survivor annuity benefit    	13
	(ii)	Computation of survivor annuity benefit	   	14
	(iii)Form of payout of survivor annuity benefits	15
	(iv)	Amount, timing, and source of monthly
		survivor annuity benefit payout		              	15

8.	Death Benefit	                          							15

9.	Dependent Death Benefit                  						16

10.	Sickness Benefit	                       						16

11.	Vacation Benefit	                       						16

12.	Planning Benefit                       							16

13.	Miscellaneous		                         						17


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BALTIMORE GAS AND ELECTRIC COMPANY

    EXECUTIVE BENEFITS PLAN


1.	Objective.  The objective of this Plan is to enhance the
benefits provided to officers and key employees of BGE and its subsidiaries in order to attract and retain talented executive personnel.

2.	Definitions.  All words beginning with an initial capital
letter and not otherwise defined herein shall have the
meaning set forth in the Pension Plan.   All singular terms
defined in this Plan will include the plural and vice versa.
As used herein, the following terms will have the meaning specified below:

	"Annual Base Salary" means an amount determined by adding the monthly base rate of pay amounts (i.e., the types of such pay that are includable in the computation of Pension
Plan benefits)earned over the twelve calendar months immediately preceding the month that includes the date of the computation.

	"Average Incentive Award" (or "Average Award") means generally the product of the percentage equal to an average of the two highest of the participant's five immediately prior year award percentages earned under BGE's Executive Annual Incentive Plan, BGE's Manager Annual Incentive Plan and/or the Results Incentive Awards Program multiplied by the participant's annualized base rate of pay amount (i.e., the types of such pay that are includable in the computation of Pension Plan benefits) in effect at the end of the prior year, and is calculated in accordance with procedures attached hereto.

	"BGE" means Baltimore Gas and Electric Company, a Maryland corporation, or its successor.

	"BGE's Executive Annual Incentive Plan" means such plan or other incentive plan or arrangement designated in writing by the Plan Administrator.

	"BGE's Manager Annual Incentive Plan" means such plan or other incentive plan or arrangement designated in writing by the Plan Administrator.

	"Cause" means the participant's (a) failure to comply with BGE policy, (b) deliberate and continual refusal to satisfactorily perform employment duties on substantially a full-time basis, (c) deliberate and continual refusal to act in accordance with any specific instructions of a majority of BGE's Board of Directors, (d) disclosure, without the consent of a majority of BGE's Board of Directors, of confidential information or trade secrets concerning BGE which could be materially damaging to BGE, or (e) deliberate misconduct which could be materially damaging to BGE without reasonable good faith belief by the participant that such conduct was in the best interest of BGE.

	"Committee" means the Committee on Management of the Board of Directors of BGE.

	"Demotion" means a transfer to a position with BGE or a subsidiary of BGE that either (a) is below the substantially equivalent position in which the participant was employed on the date of transfer, or (b) results in a substantial reduction in pay when compared to the participant's pay on the date of the transfer. Whether a position is a substantially equivalent position shall be determined in the reasonable discretion of the Committee, with reference to factors including whether the participant retains principal responsibility for a department or division, and whether the participant remains eligible for the perquisites enjoyed by the participant before the position change.

	"Income Replacement Percentage" means the percentage under the LTD Plan that is used to calculate the participant's actual LTD Plan benefit.

	"Interest Rate" means the rate equal to 3.5% plus 65% of yield on the Lehman Brothers Government/Corporate Bond
Index.

	"LTD Plan" means the Baltimore Gas and Electric Company
Disability Insurance Plan as may be amended from time to time, or any successor plan.

	"Mortality Table" means the mortality table used to value liabilities for Pension Plan funding purposes.

	"Pension Plan" means the Pension Plan of Baltimore Gas and Electric Company as may be amended from time to time.

	"Plan Administrator" means, as set forth in Section 3, the Committee.

	"Rabbi Trust" means the trust established by BGE pursuant to the Grantor Trust Agreement Dated as of July 31, 1994, between BGE and Citibank, N.A.

	"Results Incentive Awards Program" means the program applicable to BGE employees that provides awards; but includes only the types of awards that are includable in the computation of Pension Plan benefits.

	"Termination From Employment With BGE" means a participant's separation from service with BGE or a subsidiary of BGE;
however, a participant's retirement, disability, or transfer of employment to a subsidiary of BGE shall not constitute a Termination From Employment With BGE.

3.	Plan Administration.  The Committee is the Plan
Administrator and has sole authority (except as specified otherwise herein) to interpret the Plan and, in general, to make all other determinations advisable for the administration of the Plan to achieve its stated objective. Appeals of written decisions by the Plan Administrator may be made to the Board of Directors of BGE. Decisions by the Board shall be final and not subject to further appeal. The Plan Administrator shall have the power to delegate all or any part of its duties to one or more designees, and to withdraw such authority, by written designation.

4.	Eligibility.  Each officer or key employee of BGE or its
subsidiaries may be designated in writing by the Plan Administrator as a participant with respect to one or more benefits under the Plan. Once designated, participation shall continue until such designation is withdrawn at the discretion and by written order of the Plan Administrator, provided, however, that such withdrawal may not be made for benefits provided pursuant to Sections 5 and 7 with respect to a participant who has satisfied the eligibility requirements to retire (as set forth in Section 5(a)(i)). Notwithstanding the foregoing, any participant who is disabled under the LTD Plan shall continue to participate in this Plan while classified as disabled and, for purposes of the supplemental pension benefit provided by this Plan, while classified as disabled, shall be deemed to continue to accrue Credited Service until no later than his/her Normal Retirement Date.

5.	Supplemental Pension Benefit.

	(a)	Retirement benefits.

		(i)	Eligibility for retirement benefits. A participant
shall be eligible to retire under this Plan on or after the participant's Normal Retirement Date, or on the first day of any month preceding his/her
Normal Retirement Date, if the participant has attained (1) age 55 and has accumulated at least
20 years of Credited Service; or (2) age 60 and has accumulated at least one year of Credited
Service.

		(ii)	Computation of retirement benefits.  A participant
who is eligible to retire under this Plan will be entitled to supplemental pension retirement benefits under this Plan, which will be calculated as set forth below on the participant's Retirement
Date:

			(1)	add the Annual Base Salary and the Average
Incentive Award,

			(2)	divide the sum by 12,

			(3)	multiply this dollar amount by the
appropriate percentage, determined as
follows: Chairman of the Board and President of BGE, and President of Constellation
Holdings, Inc. - 60%; all other participants
(by completed years of Credited Service) 1 through 9 - 3% per year; 10 through 19 - 40%;
20 through 24 - 45%; 25 through 29 - 50%; and
30 or more - 55%,

			(4)	multiply this dollar amount by the Early
Retirement Adjustment Factor set forth under the Pension Plan; provided, however, if the participant is age 62 or older and is an officer or key employee of BGE or its subsidiaries, other than the Chairman of the Board or the President of BGE or the President of Constellation Holdings, Inc., such factor shall be one (1),

			(5)	subtract from this dollar amount the charges
relating to coverage for a preretirement survivor annuity in excess of 50%, and for a post-retirement survivor annuity in excess of 50%, and

			(6)	subtract from the remainder the net amount
payable to the participant under the Pension
Plan.

		(iii)Form of payout of retirement benefits. Each participant entitled to supplemental pension retirement benefits will receive his/her supplemental pension retirement benefits payout in the form of a monthly payment, unless the participant makes a valid election to receive his/her supplemental pension retirement benefits payout in the form of a lump sum.

			A participant may elect to receive his/her supplemental pension retirement benefits payout in the form of a lump sum by submitting to the Plan
Administrator a signed Lump Sum Election Form.
The Form must be received by the Plan
Administrator before the beginning of the calendar year during which the participant's Retirement
Date occurs. The election may be revoked at any time before the beginning of the calendar year during which the participant's Retirement Date occurs, by submitting to the Plan Administrator a signed Lump Sum Revocation Form.

		(iv)	Amount, timing, and source of monthly retirement
benefit payout. A participant entitled to monthly supplemental pension retirement benefits will receive monthly payments equal to the amount determined under paragraph (a)(ii). Such payments shall commence effective with the participant's
Retirement Date. If such participant receives (or would have received but for the Internal Revenue
Code limitations) cost of living adjustment(s) under the Pension Plan, the monthly payments hereunder will be automatically increased based on the percentage of, and at the same time as, such adjustment(s). Monthly payments hereunder shall permanently cease upon the death of the participant, effective with the monthly payment for the month following the month of the participant's death. Monthly payments hereunder shall be made in accordance with the provisions of the Rabbi Trust and, to the extent not paid under the terms of the Rabbi Trust, from general corporate assets.

		(v)	Amount, timing, and source of lump sum retirement
benefit payout. A participant entitled to a lump sum supplemental pension retirement benefit will receive a lump sum payment. This lump sum payment will be calculated by a certified actuary and will be equal to the present value of an immediate annuity including the estimated present value of post-retirement supplemental survivor annuity benefits described in Section 7, using (1) the supplemental pension retirement benefit amount calculated under paragraph (a)(ii), which is expressed as a monthly amount, (2) the Interest
Rate computed on the participant's Retirement
Date, and (3) the Mortality Table. Such lump sum payment shall be made within 60 days after the participant's Retirement Date. The lump sum payment shall be made in accordance with the provisions of the Rabbi Trust and, to the extent not paid under the terms of the Rabbi Trust, from general corporate assets. A participant who receives a lump sum payment shall not be entitled to any cost of living adjustments or to post-retirement survivor annuity coverage under the Plan.

		(vi)	Death of participant entitled to lump sum payout.
In the event of the death of a participant after his/her Retirement Date and before the participant receives the lump sum payment under paragraph
(a)(v), such lump sum payment shall be made to the participant's surviving spouse (as defined in Section 7(i)). The lump sum payment shall be the same amount and made at the same and from the same sources as set forth in paragraph (a)(v). If there is no surviving spouse at the date of the participant's death, no payments shall be made pursuant to Sections 5 or 7. A surviving spouse who receives a lump sum benefit under this paragraph (a)(vi) shall not be entitled to any cost of living adjustments or to post-retirement survivor annuity coverage.

	    (vii)	Health and dental benefits.  A participant who
receives supplemental pension retirement benefits under this Plan, but who is not eligible for benefits under the BGE Retiree Flexible Benefits
Program, is entitled to health and dental benefits under this Plan that in the sole discretion of the Plan Administrator, are reasonably similar to health and dental benefits provided for participants under the BGE Retiree Flexible
Benefits Program, taking into account age and service.


	(b)	Accrued Benefit.

		(i)	Computation of gross accrued benefit.  The
computation of the gross accrued supplemental pension benefit for a participant as of the date of the computation will be made as follows:

			(1)	add the Annual Base Salary and the Average
Incentive Award,

			(2)	divide the sum by 12, and

			(3)	multiply this dollar amount by the
appropriate percentage, determined as
follows: Chairman of the Board and President of BGE and President of Constellation
Holdings, Inc. - 60%; all other participants
(by completed years of Credited Service as of the date of the computation) 1 through 9 - 3%
per year; 10 through 19 - 40%; 20 through 24
- 45%; 25 through 29 - 50%; and 30 or more -
55%.

		(ii)	Computation of net accrued benefit.  The
computation of the net accrued supplemental pension benefit for a participant as of the date of the computation will be made by subtracting from the gross accrued benefit determined under paragraph (b)(i) the amount, computed on the date a benefit is payable under paragraph (c)(iii), of
(1) the participant's Accrued Gross Pension under the Pension Plan, expressed as a monthly amount if the participant is not eligible for Normal
Retirement, Early Retirement or Disability
Retirement benefits under the Pension Plan, otherwise (2) the gross amount payable to the participant under the Pension Plan.

	 (c)	Entitlement to benefit upon happening of certain
events.

		(i)	Satisfaction of requirements.  A participant who
has satisfied the age and Credited Service requirements set forth in Section 5(a)(i) while eligible as set forth in Section 4, but who does not retire under the Plan due to Demotion, Termination From Employment With BGE, or the withdrawal of a participant's eligibility to participate under Section 5, shall be entitled to his/her net accrued supplemental pension benefit.
The effective date of the Demotion, Termination
From Employment With BGE, or eligibility withdrawal event shall be the date of such Demotion, Termination From Employment With BGE, or eligibility withdrawal.

		(ii)	Other events.  A participant, regardless of
his/her age and years of Credited Service, shall be entitled to his/her net accrued supplemental pension benefit upon the happening of any of the following entitlement events, but only if such entitlement event occurs before a participant retires under this Plan:

			(1)	Change in control.  A change in control,
followed within two years by the
participant's Demotion, a participant's
Termination From Employment		 With BGE,
or the withdrawal  of the participant's
eligibility to participate under the Plan, is an entitlement event. The effective date of the entitlement event shall be the date of the Demotion, Termination From Employment
With BGE, or eligibility withdrawal.

				A change in control for purposes of this
paragraph (c)(i)(1) shall mean (w) the
purchase or acquisition by any person, entity or group of persons, (within the meaning of section 13(d) or 14(d) of the Securities
Exchange Act of 1934 (the "Exchange Act"), or any comparable successor provisions), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange
Act) of 20 percent or more of either the outstanding shares of common stock of BGE or the combined voting power of BGE's then outstanding shares of voting securities entitled to a vote generally, or (x) the approval by the stockholders of BGE of a reorganization, merger, or consolidation, in each case, with respect to which persons who were stockholders of BGE immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50 percent of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated entity's then outstanding securities, or (y) a liquidation or dissolution of BGE or the sale of substantially all of its assets, or (z) a change of more than one-half of the members of the Board of Directors of BGE within a 90-day period for reasons other than the death, disability, or retirement of such members.

			(2)	Plan amendment.  A Plan amendment that has
the effect of reducing a participant's gross accrued supplemental pension benefit is an entitlement event. In determining whether such a reduction has occurred, the participant's gross accrued supplemental pension benefit calculated on the day immediately preceding the effective date of the amendment shall be compared to the participant's gross accrued supplemental pension benefit calculated on the effective date of the amendment. An amendment that has the effect of reducing future benefit accruals is not an entitlement event. It is intended that an entitlement event under this paragraph (c)(i)(2) will occur only with respect to those amendments that are substantially similar to amendments that are prohibited by Internal Revenue Code section
411(d)(6) with respect to qualified pension plans. The effective date of the entitlement event shall be the effective date of the Plan amendment.

			(3)	Involuntary Demotion, Termination From
Employment With BGE, or eligibility
withdrawal without Cause. A participant's involuntary Demotion or involuntary
Termination From Employment With BGE without
Cause, or the withdrawal of a participant's eligibility to participate under Sections 5 or 7 of the Plan without Cause, is an entitlement event. The effective date of the entitlement event shall be the effective date of the participant's involuntary Demotion or involuntary Termination From Employment With
BGE without Cause, or the eligibility
withdrawal without Cause.

		(iii) Form of benefit payout. Each participant entitled to a payout under this paragraph (c) will receive such payout in the form of a lump sum payment.

		(iv) Amount, timing, and source of benefit payout. A participant entitled to a payout of his/her net accrued benefit, as a result of the occurrence of an event described in paragraphs (c)(i),
(c)(ii)(1), (2), or (3) will be entitled to a lump sum benefit. This lump sum benefit will be calculated by a certified actuary as the present value of an annuity beginning at age 62 (unless the participant is the Chairman of the Board or President of BGE, or the President of Constellation Holdings, Inc. in which case age 65)
(or the participant's actual age, if the participant is older than age 62 (unless the participant is the Chairman of the Board or President of BGE, or the President of Constellation Holdings, Inc. in which case age 65) on the date the lump sum benefit is payable), including the estimated present value of post-retirement survivor annuity benefits described in
Section 7, using (1) the net accrued benefit amount calculated under paragraph (b)(ii) on the effective date of the event, which is expressed as a monthly amount, (2) the Early Retirement
Adjustment Factor computed by substituting the date the lump sum benefit is payable for the Retirement Date, (3) the Interest Rate computed on the date the lump sum benefit is payable, and (4) the Mortality Table. The lump sum benefit shall be payable on the date that is the later of the date of the participant's Termination From
Employment With BGE or the date the participant reaches age 55. The lump sum payment shall be made within 60 days after such date and shall be made in accordance with the provisions of the Rabbi Trust and, to the extent not paid under the terms of the Rabbi Trust, from general corporate assets. A participant who receives a lump sum benefit under this paragraph (c)(iv) shall not be entitled to any cost of living adjustments or to preretirement or post-retirement survivor annuity coverage.

		(v)	Death of participant entitled to lump sum payout.
In the event of the death of a participant after the occurrence of an event described in paragraphs
(c)(i), (c)(ii)(1), (2), or (3) and before the
participant receives the lump sum payment under paragraph (c)(iv), such lump sum payment shall be made to the participant's surviving spouse (as defined in Section 7(i)). The lump sum payment will be calculated by a certified actuary and will be equal to 50% of the present value of an immediate annuity using (1) the monthly amount under paragraph (c)(iv), (2) the Early Retirement
Adjustment Factor computed using the participant's age at the date of the participant's death, or if the participant was younger than age 60 on the date of death, using age 60, (3) the Interest Rate computed on the date the lump sum benefit is payable, and (4) the Mortality Table. However, if the participant's death occurred during the 60 day period described in paragraph (c)(iv), 100% shall be used instead of 50% in the preceding sentence.
The lump sum benefit shall be payable on the date that is the later of the date that the participant would have reached age 55 or the date of the participant's death. The lump sum payment shall be made within 60 days after such date, and shall be made in accordance with the provisions of the Rabbi Trust and, to the extent not paid under the terms of the Rabbi Trust, from general corporate assets. If there is no surviving spouse at the date of the participant's death, no payments shall be made pursuant to Sections 5 or 7. A surviving spouse who receives a lump sum benefit under this paragraph (c) (v) shall not be entitled to any cost of living adjustments or to preretirement or post-retirement survivor annuity coverage.

6.	Supplemental Long-Term Disability Benefit.

	(i)	Eligibility for disability benefits.  Any participant
who has completed at least one full calendar month of service with BGE or its subsidiaries, who has elected coverage under the LTD Plan, and who is disabled (as determined under the LTD Plan) will be entitled to supplemental disability benefits under this Plan.

	(ii)	Computation of disability benefits.  The amount of such
supplemental disability benefits shall be determined as follows:

		(1)	multiply the monthly base rate of pay amount in
effect immediately prior to becoming entitled to benefits under the LTD Plan by twelve,

		(2)	add the Average Incentive Award to the product,

		(3)	add certain bonuses and incentives that are
included in the computation of Average Pay under the Pension Plan (except that awards under the Results Incentive Awards Program shall be excluded), earned over the last 12 months to the product,

		(4)	divide the sum by 12,

		(5)	multiply this monthly dollar amount by the Income
Replacement Percentage, and

		(6)	subtract from the product the gross monthly amount
provided for the participant under the LTD Plan before such amount is reduced for other benefits as set forth under the LTD Plan.

	(iii)Form of payment of disability benefits. Each participant entitled to supplemental disability benefits will receive his/her supplemental disability benefit payout in the form of a monthly payment.

	(iv)	Amount, timing, and source of monthly disability
benefit payout. A participant entitled to supplemental disability benefits will receive a monthly payment equal to the amount determined under (ii) above. Such payments shall commence effective with the commencement of the participant's LTD Plan benefit payments.
Monthly payments shall permanently cease when benefit payments under the LTD Plan cease. Monthly payments shall be made from BGE's general corporate assets.

		If a participant receiving payments pursuant to this
Section 6 receives cost of living adjustment(s) under the LTD Plan, the payments hereunder will be automatically increased based on the same percentage of, and at the same time as, such adjustment(s).

	(v)	Bonus.  Any participant who has less than ten years of
Credited Service shall be entitled to a monthly taxable cash bonus, equal to an amount based on the cost of LTD
Plan coverage, using the formula for computing BGE-provided Flexible Benefits Plan credits for LTD Plan coverage and taking into account the Participant's
Credited Service and covered compensation. Such cash bonus shall be made from BGE's general corporate assets.

7.	Supplemental Survivor Annuity Benefit.

	(i)	Eligibility for survivor annuity benefit.  Following
the death of a participant, a supplemental survivor annuity may be paid to the participant's surviving spouse until the death of that spouse, using the same percentage to compute such supplemental benefit that is actually used to compute any survivor annuity provided on behalf of the participant under the Pension Plan.
The participant will not bear the cost of up to a 50% survivor annuity benefit, but will bear the cost of a survivor annuity benefit in excess of 50%. For purposes of this Section 7, a participant's surviving spouse is the individual married to the participant on the date of the participant's death. If there is no surviving spouse, or if the participant or the participant's spouse previously received or is entitled to receive a lump sum payment under Section 5, no supplemental survivor annuity will be payable.

	(ii)	Computation of survivor annuity benefit.  The amount of
the supplemental survivor annuity will be determined as follows:

		(1)	if the participant had retired prior to the date
of death:

			(a)	begin with the monthly pension benefit (under
Section 5 of this Plan) that the participant was receiving prior to the date of death, and

			(b)	multiply this dollar amount by the percentage
used to compute the survivor annuity provided on behalf of the participant under the Pension Plan.

		(2)	otherwise:

			(a)	begin with the larger of the Early Retirement
pension benefit (under both the Pension Plan and Section 5 of this Plan) to which the participant would have been entitled to receive if the:

				(A)	participant had been retired at age 60
on the date of death for purposes of
computing the Early Retirement
Adjustment Factor, or

				(B)	participant had retired on the date of
death for purposes of computing the
Early Retirement Adjustment Factor,

			(b)	multiply this dollar amount by the percentage
used to compute the survivor annuity provided on behalf of the participant under the Pension Plan,

			(c)	subtract from the product the net amount, if
any, of the survivor annuity provided on behalf of the participant under the Pension
Plan, and

			(d)	subtract from this dollar amount the charges
relating to coverage (under both the Pension
Plan and this Plan) for a preretirement
survivor annuity in excess of 50%, and for a post-retirement survivor annuity in excess of 50%.

	(iii)Form of payout of survivor annuity benefits. Each surviving spouse entitled to a supplemental survivor annuity benefit will receive his/her survivor annuity benefit payout in the form of a monthly payment.

	(iv)	Amount, timing, and source of monthly survivor annuity
benefit payout. A surviving spouse entitled to monthly supplemental survivor annuity benefits will receive a monthly payment equal to the amount determined under
(ii) above. Such payments shall commence effective with the first day of the month following the month of the participant's death. If such surviving spouse receives (or would have received but for the Internal
Revenue Code limitations) cost of living adjustment(s) under the Pension Plan, the monthly payments hereunder will be automatically increased based on the percentage of, and at the same time as, such adjustment(s).
Monthly payments shall permanently cease upon the death of the surviving spouse, effective with the monthly payment for the month following the month of the surviving spouse's death. Monthly payments shall be made in accordance with the provisions of the Rabbi
Trust and, to the extent not paid under the terms of the Rabbi Trust, from general corporate assets.

8.	Death Benefit.  BGE shall make arrangements, through its
split-dollar life insurance program or otherwise, for life insurance coverage for each participant providing that the participant's beneficiary shall receive, as a pre-rollout death benefit, an amount which is approximately equal to three times the participant's compensation, and as a post-rollout benefit, an amount which is approximately equal to two times the participant's compensation, as set forth in a separate agreement between BGE and the participant.

	As determined in the sole discretion of the Plan Administrator, in the event that either (i) a participant is ineligible to receive the type of life insurance coverage provided to other participants under this Plan, or (ii) such coverage is not available on reasonably cost-effective terms as a result of any penalty for smoking or other factors that are reflected in the insurance carrier's rates, then BGE shall provide a benefit that, in the discretion of the Plan Administrator, is substantially equivalent to the cost of the benefit provided to other participants under this Plan.

9.	Dependent Death Benefit.  In the event of the death of a
participant's qualified dependent while the participant is an active employee of BGE, BGE shall make a death benefit payment to the participant, from general corporate assets.
For purposes of this Section 9, qualified dependent shall have the same meaning as set forth in BGE's Family Life Insurance Plan. For purposes of this Section 9, the amount of the death benefit payment shall be the highest amount of insurance that would have been payable with respect to such qualified dependent if coverage had been provided under BGE's Family Life Insurance Plan. The dependent death benefit payment under this Plan shall be grossed-up for income tax withholding.

10.	Sickness Benefit.  Each participant, without regard to
length of service, shall be entitled to the greater of the benefits stipulated under the BGE sick benefit policy for employees or twenty-six (26) weeks of paid sick benefits within a rolling 52-week period.

11.	Vacation Benefit.  Each participant, without regard to
length of service, shall be entitled to the greater of the benefits stipulated under the BGE vacation benefit policy for employees or five weeks of paid vacation during a calendar year.

12.	Planning Benefit.  Each participant shall be entitled to
certain personal financial, tax, and estate planning services paid for by BGE but provided through designated professional firms. This entitlement shall be subject to any dollar limitation established by the Plan Administrator with respect to all such fees. The services shall be provided to each participant by the chosen firm(s) on a personalized and confidential basis; and each firm shall have sole responsibility for quality of the services which it may render.

	The services to be provided shall be on an on-going and continuous basis, but shall be limited to (i) the development and legal documentation of both career-oriented financial plans and personal estate plans, and (ii) tax counseling regarding personal tax-return preparation and the most advantageous structuring, tax-wise, of proposed personal transactions.

	Such planning benefit shall continue during the year of retirement plus the next two calendar years and include the completion of the federal and state personal tax returns for the second calendar year following retirement. However, if a retired member of senior management continues to serve as a member of the Board of Directors of BGE, his/her planning benefit period shall be extended until he/she no longer serves as a member of the Board of Directors.

	Upon the death of a participant entitled to the planning benefit provided hereunder, his/her surviving spouse shall be entitled to receive the following planning benefit: (i) if the deceased was not retired at the time of death, the surviving spouse shall be entitled to the planning benefit for the year in which the death occurred plus the next two calendar years, including completion of the federal and state personal tax returns for the second calendar year after the year in which the death occurred; or (ii) if the deceased was retired at the time of death, then the surviving spouse shall receive a planning benefit equal to that the deceased would have received if he/she had not died prior to expiration of the planning benefit. The surviving spouse of a retired member of senior management whose death occurs while serving as a member of the Board of Directors of BGE, shall be entitled to a planning benefit as set forth in (i) above.

	The planning benefit provided under this Plan shall be grossed-up for income tax withholding.

13.	Miscellaneous.  None of the benefits provided under this
Plan shall be subject to alienation or assignment by any participant or beneficiary nor shall any of them be subject to attachment or garnishment or other legal process except
(i) to the extent specially mandated and directed by applicable State or Federal statute; (ii) as requested by the participant or beneficiary to satisfy income tax withholding or liability; and (iii) any policy of insurance written by a commercial carrier on a split-dollar basis shall be assignable.

	This Plan may be amended from time to time, or suspended or terminated at any time, provided, however, that no amendment or termination shall reduce any previously accrued supplemental pension benefit under this Plan or prejudice the rights of any participant or beneficiary entitled to receive payment hereunder at the time of such action. All amendments to this Plan which would increase or decrease the compensation of any Officer of BGE, either directly or indirectly, must be approved by the Board of Directors. All other permissible amendments may be made at the written direction of the Committee.

	Participation in this Plan shall not constitute a contract of employment between BGE and any person and shall not be deemed to be consideration for, or a condition of, continued employment of any person.

	The Plan, notwithstanding the creation of the Rabbi Trust, is intended to be unfunded for purposes of Title I of the Employee Retirement Security Act of 1974. BGE shall make contributions to the Rabbi Trust in accordance with the terms of the Rabbi Trust. Any funds which may be invested and any assets which may be held to provide benefits under this Plan shall continue for all purposes to be a part of the general funds and assets of BGE and no person other than BGE shall by virtue of the provisions of this Plan have any interest in such funds and assets. To the extent that any person acquires a right to receive payments from BGE under this Plan, such rights shall be no greater than the right of any unsecured general creditor of BGE.

	This Plan shall be governed in all respects by Maryland law.

Executive Benefits Plan

Procedures

Computation of Average Incentive Award


Average Incentive Award is the product of the annualized prior year, year end base rate of pay multiplied by the greater of the following:

(i)	a fraction, the numerator of which is expressed as a
percentage and is equal to the sum of the two highest of the percentages of the applicable annualized year end base rate of pay awarded to the participant under BGE's Executive Annual Incentive Plan during the participant's most recent five calendar years of participation thereunder (or such shorter period, if applicable, as set forth below), and the denominator of which is 2 (reduced, if applicable, as set forth below), or

(ii)	a fraction, the numerator of which is expressed as a
percentage and is equal to the sum of the two highest of the percentages of the applicable annualized base rate of pay awarded to the participant under BGE's
Executive Annual Incentive Plan, BGE's Manager Annual
Incentive Plan, or the Results Incentive Awards Program
(collectively referred to as Incentive Plans) during the participant's most recent five calendar years of participation thereunder (or such shorter period, if applicable, as set forth below), and the denominator of which is 2 (reduced, if applicable, as set forth below), provided that

-	for purposes of (i) and (ii), the year that the
participant separates from service due to retirement, disability, or other termination of employment with BGE shall be completely disregarded, therefore, the computation of the Average Award shall generally be made, except as otherwise provided herein, by taking into consideration the five years preceding the year of such separation from service, and

-	for purposes of (i) and (ii), no consideration shall be
given, in the numerator and the denominator, to any year (or for purposes of (ii), part of a year) for which awards were not made under the applicable
Incentive Plans, and

-	for purposes of (i) and (ii), consideration shall be
given, in more than one the numerator and the denominator, to any year (or for purposes of (ii), part of a year) for which awards were made to one or more participants under the applicable Incentive Plans, even though the participant did not receive an award, and

-	for purposes of (i), and for purposes of (ii) except as
provided below, no consideration shall be given, in the numerator and in the denominator, to any year during which the participant is deemed to have participated under the applicable Incentive Plans for less than the full year, notwithstanding the fact that the participant may have received a reduced award based upon participation for some portion of that year, and

-	for purposes of (ii), consideration shall be given to a
year during which a participant had participated in more than one Incentive Plan, however, the numerator with respect to such year shall equal the sum of the actual percentage award under BGE's Executive Annual
Incentive Plan (expressed as a percentage of the applicable annualized year end base rate of pay as an officer or key employee) plus the actual percentage award under BGE's Manager Annual Incentive Plan
(expressed as a percentage of annualized final base rate of pay as a manager) plus the actual percentage award under the Results Incentive Awards Program
(expressed as a percentage of annualized final base rate of pay as a regular employee).